UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc.

Board to Review Diana’s Revised Indicative Proposal

 No Shareholder Action Required at This Time

NEW YORK, March 6, 2026 -- Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today confirmed it received a revised, non-binding indicative proposal from Diana to acquire all of the outstanding shares of Genco not already owned by Diana for $23.50 per share in cash. Diana previously disclosed that they currently beneficially own approximately 14.8% of the Company's common stock.

Genco issued the following statement:

Genco’s Board of Directors is dedicated to upholding its fiduciary duties. Our Board will review the revised, non-binding indicative proposal with the assistance of its external advisors and will take the actions it believes are in the best interests of the Company and all Genco shareholders.

As previously announced, on January 13, 2026, Genco’s Board thoroughly reviewed the indicative proposal from Diana to acquire all outstanding shares of Genco not already owned by Diana for $20.60 per share. With the assistance of external financial and legal advisors, the Board unanimously determined the proposal significantly undervalued Genco and was not in the best interest of Genco shareholders.

Our Board and management team will continue to do what is in the best interests of all Genco shareholders.

The Genco Board does not intend to comment until it completes its review, and Genco shareholders do not need to take any action at this time.

Jefferies LLC is acting as financial advisor to Genco, and Herbert Smith Freehills Kramer (US) LLP and Sidley Austin LLP are serving as legal counsel to Genco.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Following the expected delivery of one Newcastlemax vessel that we have agreed to acquire, Genco’s fleet will consist of 45 vessels with an average age of 12.8 years and an aggregate capacity of approximately 5,044,000 dwt.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on the non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; and (iv) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports on Form 8-K and Form 10-Q. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Certain Information Regarding Participants in the Solicitation

The Company, its independent directors (Paramita Das; Kathleen C. Haines; Basil G. Mavroleon; Karin Y. Orsel; and Arthur L. Regan) and certain of its executive officers (John C. Wobensmith, Chairman of the Board, Chief Executive Officer and President; Peter Allen, Chief Financial Officer; Joseph Adamo, Chief Accounting Officer; and Jesper Christensen, Chief Commercial Officer) and other employees are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2026 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Compensation Discussion and Analysis,” “Summary Compensation Table,” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s Proxy Statement on Schedule 14A in connection with the 2025 Annual Meeting of Shareholders, filed with the SEC on April 9, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 22, 2025, June 3, 2025, August 26, 2025, and November 26, 2025 for Ms. Das (available here, here, here, and here); on May 22, 2025, June 3, 2025, August 26, 2025, November 12, 2025, and November 26, 2025 for Ms. Haines (available here, here, here, here, and here); May 22, 2025, June 3, 2025, August 26, 2025, and November 26, 2025 for Mr. Mavroleon (available here, here, here, and here); May 22, 2025, June 3, 2025, August 26, 2025, and November 26, 2025 for Ms. Orsel (available here, here, here, and here); on May 22, 2025, June 3, 2025, August 26, 2025, and November 26, 2025 for Mr. Regan (available here, here, here, and here); on September 10, 2025, September 15, 2025, February 18, 2026, and February 23, 2026 for Mr. Wobensmith (available here, here, here, and here); on February 18, 2026, and February 23, 2026 for Mr. Allen (available here and here); on February 18, 2026, and February 23, 2026 for Mr. Adamo (available here and here); and on September 10, 2025, February 18, 2026, and February 23, 2026 for Mr. Christensen (available here, here, and here). Such filings will also be available at no charge by clicking the “SEC filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.
Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 Annual Meeting of Shareholders, if and when they become available. These documents will be available free of charge as described above.

Investor Contact

Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Media Contact

Leon Berman
IGB Group
(212) 477-8438
lberman@igbir.com